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                                                                   EXHIBIT 7.(b)

                  [Sutherland Asbill & Brennan LLP Letterhead]


STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                November 30, 1999


Board of Directors
Farmers New World Life Insurance Company
Farmers Variable Life Separate Account A
3003 77th Avenue, S.E.
Mercer Island, WA  98040

          RE:  Farmers Variable Life Separate Account A
               File No. 333-84023

Ladies and Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus for the Farmers flexible premium variable life insurance policy contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-84023) of the Farmers Variable Life Separate Account A filed by Farmers New World Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          Sutherland Asbill & Brennan LLP


                                          By:   /s/Stephen E. Roth
                                                --------------------------
                                                Stephen E. Roth